                                                                    EXHIBIT 28.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Universal Insurance Company
San Juan, Puerto Rico

     We have audited the consolidated balance sheets of Universal Insurance Company and its subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 (not presented separately herein). Our audits also included financial statement schedules III and IV (supplemental insurance information and reinsurance) for the years ended December 31, 1993 and 1994 listed in Part IV, Item 14 (not presented separately herein). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Universal Insurance Company and its subsidiaries at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements (not presented separately herein), the Company changed its method of accounting for the carrying value of investments effective December 31, 1993 and for the amortization of unearned premiums for certain automobile physical damage premiums effective January 1, 1994.

                                            DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
February 26, 1996